Subsidiaries of Registrant
1. Consolidated Subsidiaries                                      Exhibit (21.0)

                                                         Percent Organized Under
                                                           Owned     the Laws of
--------------------------------------------------------------------------------
Aurora/Hydromatic Pumps, Inc.                               100   Delaware
Borri Elettronica Industriale S.p.A                         100   Italy
DeZurik of Australia Proprietary Ltd.                       100   Australia
DeZurik Vertriebsgesellschaft mbH                           100   Austria
Data Switch Corporation                                     100   Delaware
Data Switch Intellectual Property, Inc.                     100   Delaware
Data Switch Subsidiary Stock Corporation                    100   Delaware
Data Switch Collections, Inc.                               100   Delaware
Data Switch, Inc.                                           100   Canada
Data Switch Italia,S.r.L                                    100   Italy
Data Switch GmbH                                            100   Germany
Data Switch Limited                                         100   England
Data Switch (UK) Limited                                    100   England
Fairbanks Morse Pump Corporation                            100   Kansas
    Subsidiary of Fairbanks Morse Pump Corporation:
    Fairbanks Morse Limited (India)                         100   India
GCA International Corporation                               100   New Jersey
GSR Merger Sub., Inc.                                       100   Delaware
G.S. Building Corporation                                   100   Connecticut
    Subsidiaries of G.S. Building Corporation:
    Dual Lite Manufacturing, Inc.                           100   Delaware
General Signal FSC, Inc.                                    100   Virgin Islands
General Signal Holding Company                              100   Delaware
    Subsidiaries of General Signal Holding Company:
    General Signal Technology Corporation                   100   Delaware
    Subsidiaries of General Signal Technology Corporation:
    General Farebox of Atlanta, Inc.                        100   Delaware
General Signal Limited                                      100   Canada
General Signal S.E.G - Asia, Ltd.                           100   Hong Kong
General Signal S.E.G. SARL                                  100   France
General Signal Power Systems, Inc.                          100   Wisconsin
    Subsidiaries of General Signal Power Systems, Inc.:
    Best Power Technology of Canada Limited                 100   Canada
    Best Power Technology SARL (France)                     100   France
    Best Power Technology GmbH (Germany)                    100   Germany
    Best Power Technology Mexico SA                         100   Mexico

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

                                                         Percent Organized Under
                                                           Owned     the Laws of
--------------------------------------------------------------------------------
    Best Power Technology Limited (UK)                      100   England
    Best Power Technology Export Corp.                      100   Barbados
    Best Power Asia Trading Co., Ltd.                       100   Taiwan
    Best Power Technology Asia Limited                      100   Taiwan
    Best Power Technology Pte. Limited                      100   Singapore
    India Best Power Technology Pvt. Limited                100   India
General Signal UK Limited                                   100   England
    Subsidiaries of General Signal UK Limited:
    Dezurik International Limited                           100   England
    GCA Limited                                             100   England
    G.S. Iona Ltd.                                          100   England
    General Signal SEG, Ltd.                                100   England
    Leeds & Northrup Limited                                100   England
    Lightnin (Europe) Limited                               100   England
    General Signal Europe Limited (formerly
      Lightnin Mixers Limited)                              100   England
    Subsidiaries of General Signal Europe Limited:
      General Signal Verwaltungsgesellschaft GmbH            90   Germany
      (Remaining l0% owned by General Signal
        Corporation)
      General Signal GmbH & Co KG                           100   Germany
      Deutsche Lightnin GmbH                                100   Germany
    Tau-Tron (UK) Limited                                   100   England
    Telenex Europe Limited                                  100   England
    Lightnin Mixers Limited                                 100   England
Leeds & Northrup Company                                    100   Delaware
    Subsidiaries of Leeds & Northrup Company:
    Leeds & Northrup GmbH                                   100   Germany
    Leeds & Northrup Mexicanna, S.A                         100   Mexico
    Leeds & Northrup S.A                                    100   Spain
    LDN, Ltd.                                               100   Delaware
    Subsidiaries of LDN,Ltd:
    Leeds & Northrup S.A.R.L                                100   France
    L.D.N. Netherlands, B.V                                 100   Netherlands
    L&N Singapore, Pte., Ltd.                               100   Singapore
L&N Products Pty Ltd.                                       100   Australia
    Subsidiaries of L&N Products Pty Ltd:
    Leeds & Northrup (New Zealand) Ltd                      100   New Zealand
Leeds & Northrup Italy, S.p.A                                53   Italy
(Remaining 47% owned by Leeds & Northrup Company)
Lightnin China Mixers Co. Ltd.                              100   China
Lightnin Mixers Pty. Ltd.                                    60   Australia
    (Remaining 40% owned by General Signal Ltd)
Lightnin Private Limited                                    100   Singapore
Metal Forge Company, Inc.                                   100   Delaware
Shenyang Stock Electric Power Equipment
Company, Limited                                            100   China
Sola Australia, Limited                                     100   Australia
Sola Electric AG                                            100   Switzerland
    Subsidiary of Sola Electric AG:
    Sola Stromversorgunanlagen GmbH                         100   Germany
Stock Japan, Ltd.                                           100   Japan
Telenex Corporation                                         100   New Jersey

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

2. Other Subsidiaries

The following minor foreign subsidiaries and the investment of 50 percent or less owned companies, which are not material individually or in the aggregate in relation to the financial statements are carried at cost plus equity in undistributed earnings since acquisition.


Subsidiaries of General Signal Corporation:
DeZurik - India                                              40
India
DeZurik Japan Co., Ltd.                                      48       Japan
DeZurik Mexico, S.A. de C.V                                  49       Mexico
General Signal Corporation                                  100       Delaware
General Signal International Corporation                    100       Delaware
HMS Ventures Ltd                                             14       California
High Ridge Company, Limited                                 100       Bermuda
Industrias Sola Basic, S.A                                   49       Mexico
Koyo Lindberg Ltd.                                           50
Japan
New Signal, Inc.                                            100
Delaware
Solamex, S.A. de C.V                                         48       Mexico
    Subsidiary of Solamex S.A. de C.V.:
    Inmobiliaria S-Tres, S.A. de C.V                         99       Mexico
    Inmobiliaria S-Dos, S.A. de C.V                          99       Mexico
    Inmobiliaria Solamex, S.A. de C.V                        99       Mexico
    Productora Y Maquiladora Queretana                       99       Mexico
    S.A. de C.V
Teraski Nelson Ltd.                                          50
Japan
Maquiladora Solamex S.A. de C.V                              48       Mexico

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